Exhibit 99.1

CONTACT:
Jane M. Green, Ph.D.
Vice President, Corporate Communications
(650) 837-7579
www.exelixis.com

FOR IMMEDIATE RELEASE

EXELIXIS ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

SOUTH SAN FRANCISCO, Calif. — June 12, 2003 — Exelixis, Inc. (Nasdaq: EXEL) today announced that it plans to sell 10.0 million shares of its common stock pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  The company also intends to grant an option to the underwriters to purchase up to an additional 1.5 million shares of common stock.  All of the shares are being sold by Exelixis.

Goldman, Sachs & Co. is the lead and book running manager for this offering.  SG Cowen Securities Corporation is the co-manager.

The securities may not be sold nor may offers to buy be accepted prior to the time that the prospectus supplement is final.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the preliminary prospectus supplement may be obtained from the Prospectus Departments of Goldman, Sachs & Co. (85 Broad Street, New York, New York 10004, phone 212-902-1171, fax 212-902-9316) and SG Cowen Securities Corporation (c/o ADP, 1155 Long Island Avenue, Edgewood, New York, 11717, phone 631-254-7106, fax 631-254-7628).

Exelixis is a genomics-based drug discovery company dedicated to the discovery and development of novel therapeutics.

This press release contains “forward-looking” statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements.  Exelixis does not undertake any obligation to update forward-looking statements.

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